EXHIBIT 23(e)



CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to references to our firm and to our reports effective December 31, 1996; December 31, 1997; and December 31, 1998 in the Form 10-K report for the year ended December 31, 1998 of Denbury Resources Inc., a Canadian corporation (the "Company"), and Denbury Management, Inc., a Texas corporation, and the incorporation thereof into the Company's Registration Statement on Form S-4 (No. 333-69577) first filed with the Securities and Exchange Commission on December 23, 1998.



NETHERLAND, SEWELL & ASSOCIATES, INC.



By: /s/  Frederic D. Sewell
   ----------------------------
   Frederic D. Sewell
   President

Dallas, Texas
March 19, 1999